SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 20, 2010
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 829-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On September 20, 2010, the Board of Directors (the “Board”) of SurModics, Inc. (the “Company”) elected Scott R. Ward to serve on the Board, effective immediately. Mr. Ward will serve on the Corporate Governance and Nominating Committee, and the Organization and Compensation Committee. Mr. Ward has over 30 years of experience in medical technology, including 15 years as an operating business leader. He was most recently Senior Vice President of Medtronic, Inc., and President of Medtronic’s CardioVascular business.

As a director of SurModics, Mr. Ward is entitled to receive compensation in accordance with the Company’s currently effective Board Compensation policy, a copy of which is attached hereto as Exhibit 99.1.  A copy of the press release announcing Mr. Ward’s election is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	September 24, 2010	/s/ Bryan K. Phillips
Bryan K. Phillips
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Board Compensation Policy of SurModics, Inc., amended and restated as of February 8, 2010

99.2	Press Release issued by SurModics, Inc. on September 21, 2010 announcing the election of Mr. Scott R. Ward to the Board of Directors.